Results of Special Meeting of Shareholders:

Record Date October 11, 2001 and Meeting Date December 5, 2001
Shares outstanding on October 11, 2001                     2,012,972

Total shares voting on December 5, 2001                    1,315,947        65%

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

                                                       Percent               Percent             Percent
                                                Votes  of Shares   Votes   of Shares     Votes   of Shares
                                                  For  Voting For Against    Against   Withheld  Withheld

Modification of Fund Objective:                961,889      73%     32,339         3%    321,719      24%

New Investment Advisory Agreement:             968,351      74%     23,608         2%    323,988      24%

Rename Fund :                                1,264,236      96%     29,662         2%     22,049       2%

Adoption of Multiple Share Class structure:  1,238,269      94%     48,199         4%     29,479       2%

Modification of Fundamental Investment Restrictions:
      Borrowing                                947,707      72%     40,707         3%    327,533      25%
      Underwriting                             952,247      72%     36,469         3%    327,231      25%
      Real Estate                              947,066      72%     41,312         3%    327,569      25%
      Commodities                              937,040      71%     50,133         4%    328,774      25%
      Lending                                  945,696      72%     44,471         3%    325,780      25%
      Concentration                            943,751      72%     46,750         3%    325,446      25%
      Senior Securities                        947,462      72%     39,264         3%    329,221      25%
      Diversification                          950,922      72%     40,216         3%    324,809      25%



Election of Directors:
Name of Director:

Cyrus A. Ansary                              1,274,879      97%         -          -      41,068       3%
Daniel J. Callahan III                       1,282,293      97%         -          -      33,654       3%
Harry J. Lister                              1,283,371      98%         -          -      32,576       2%
James H. Lemon, Jr.                          1,275,166      97%         -          -      40,781       3%
James C. Miller III                          1,282,293      97%         -          -      33,654       3%
T. Eugene Smith                              1,274,989      97%         -          -      40,958       3%
Leonard P. Steuart, II                       1,283,745      98%         -          -      32,202       2%
Jeffrey L. Steele                            1,283,745      98%         -          -      32,202       2%
Margitia E. White                            1,283,745      98%         -          -      32,202       2%

Amendment to Article's amendment procedures  1,252,382      95%     36,383         3%     27,182       2%

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